As filed with the Securities and Exchange Commission on June 15, 2005

Registration No. 333-________

And Post-Effective Amendment No. 1 to each of the Form S-8 registration statements with file numbers: 333-120347, 333-115098, 333-98745, 333-46618, 333-73451, 333-68373, 333-57583 and 333-25757.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIDWAY GAMES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2906244 (I.R.S. Employer Identification No.)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address, including zip code, of registrant ’s principal executive offices)

2005 LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

Deborah K. Fulton, Esq.
Senior Vice President, Secretary and General Counsel
Midway Games Inc.
2704 West Roscoe Street
Chicago, Illinois 60618
(773) 961-2222
(Name and address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:

Jeffrey N. Siegel, Esq.
Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of securities	Amount to be	offering price	maximum aggregate	Amount of
to be registered (1)	registered (2)	per share (3)	offering price (3)	Registration Fee (4)
Common Stock, par value $.01	7,487,908 shares	$9.74	$72,932,223	$0

(1)	In accordance with the Third Amended and Restated Rights Agreement between the registrant and The Bank of New York, dated as of October 14, 2003, each share of the registrant’s common stock is accompanied by stock purchase rights. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

(2)	This registration statement covers up to 7,487,908 shares of the registrant’s common stock issuable under the registrant’s 2005 Long-Term Incentive Plan. These shares of common stock were previously registered under the Form S-8 registration statements, listed in the explanatory note below, relating to pre-existing stock option plans. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the plan being registered on this Form S-8.

(3)	The registration fee is computed, in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on June 9, 2005.

(4)	The registration fee has been reduced by $8,584.10, which amount is being offset, under Rule 457(p), against fees previously paid with the registrant’s registration statements on Form S-3, initially filed on June 22, 2001 (File No. 333-63642) in respect of 5,814,108 of the shares registered in that offering which were never sold or issued in that offering and were subsequently deregistered.

     As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement is a combined resale prospectus which shall be deemed a post-effective amendment to the registrant’s registration statements numbered 333-25757, 333-57583, 333-68373, 333-73451, 333-46618 333-98745 and 333-115098 on Form S-8.

EXPLANATORY NOTE

     Registration statements numbered 333-25757, 333-57583, 333-68373, 333-73451, 333-46618 333-98745 and 333-115098 were filed previously with the Commission by the registrant to register shares of its common stock, par value $.01 per share, issued or issuable (a) under its 1996 Stock Option Plan, its 1998 Non-Qualified Stock Option Plan, its 1998 Stock Incentive Plan, its 1999 Stock Option Plan, its 2000 Non-Qualified Stock Option Plan, its 2002 Non-Qualified Stock Option Plan, its 2002 Stock Option Plan and a Stock Option Agreement and Restricted Stock Agreement each between the registrant and David F. Zucker; or (b) in connection with the spinoff of the registrant from its former parent company in accordance with the antidilution provisions of the applicable stock option plans. This registration statement is being filed: (1) to register the shares of common stock issuable under the registrant’s 2005 Long-Term Incentive Plan; and (2) to file a prospectus as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act of 1933 to be used for reoffers and resales by directors and executive officers of Midway of shares issued or to be issued under the registrant’s employee and director benefit plans.

     The registrant also hereby removes from registration under the following registration statements the following number of shares that are being registered under this registration statement: 309,308 shares under file no. 333-25757; 37,846 shares under file no. 333-57583; 296,838 shares under file no. 333-68373; 179,200 shares under file no. 333-73451; 19,025 shares under file no. 333-46618; 242,103 shares under file no. 333-98745; and 1,025,000 shares under file no. 333-115098. In addition, the registrant hereby removes from registration 1,072,411 shares under file no. 333-115098 that were not issued and will not be issued to Mr. Zucker under the above-mentioned Stock Option Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified by this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, its Current Reports on Form 8-K filed on May 10, 2005, May 11, 2005 and June 7, 2005 and the description of its common stock and accompanying rights contained in the Third Amendment to registrant’s registration statement on Form 8-A/A (File No. 1-12367) filed on October 16, 2003 under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including all exhibits thereto, are incorporated herein by this reference and made a part of this registration statement.

     All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of common stock offered hereby will be passed upon for the registrant by Shack Siegel Katz & Flaherty P.C., 530 Fifth Avenue, New York, New York 10036. As of June 14, 2005, shareholders of Shack Siegel Katz & Flaherty P.C. held, in the aggregate, 1,000 shares of common stock and options to purchase 60,000 shares of common stock.

Item 6. Indemnification of Directors and Officers.

     The registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the registrant (the “Bylaws”), by the Restated Certificate of Incorporation, as amended, of the registrant (the “Certificate of Incorporation”) and by indemnification agreements entered into with directors and officers (the “Indemnity Agreements”).

     Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the registrant.

     The Certificate of Incorporation and Bylaws of the registrant provide that the registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation of the registrant provides for the elimination of personal liability of directors of the registrant to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

     The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware and obligate the registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase that protection.

     The registrant has purchased an insurance policy that provides coverage for losses of up to an aggregate amount of $40 million arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the registrant. The coverage only applies, however, if indemnity is not available under the provisions described above in this Item 6.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Specimen Certificate of Common Stock, incorporated by reference to the registrant’s registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).

4.2	Amended and Restated Certificate of Incorporation of the registrant dated October 25, 1996, incorporated herein by reference to the Form S-1.

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the registrant dated February 25, 1998, incorporated herein by reference to the registrant’s Registration Statement on Form 8-A/A, Amendment No. 1, filed on April 20, 1998.

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the registrant dated August 5, 2003, incorporated herein by reference to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.5	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Current Report on Form 8-K filed with the SEC on October 15, 2003.

4.6	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the registrant dated February 17, 2004, incorporated herein by reference to the registrant’s Registration Statement on Form S-3, File No. 333-113077, initially filed on February 25, 2004.

4.7	Amended and Restated By-laws of the registrant, incorporated herein by reference to the registrant’s Registration Statement on Form S-3, File No. 333-116334, filed on June 10, 2004.

Exhibit No.	Description
5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for registrant.

23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).

Item 9. Undertakings.

a.	The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RESALE PROSPECTUS

MIDWAY GAMES INC.

3,340,192 Shares

Common Stock, Par Value $.01

     We develop and publish interactive entertainment software for play on major videogame systems. Our principal executive office is located at 2704 West Roscoe Street, Chicago, IL 60618, telephone no. (773) 961-2222.

     Our common stock is listed on the New York Stock Exchange under the symbol “MWY”.

     Our officers and directors who are listed on pages 2 and 3 below as “selling stockholders” may sell up to the number of shares of our common stock listed opposite their names in the “Shares Available to be Sold” column. The selling stockholders may sell their shares at any time after issuance, but they are not required to sell any shares. The selling stockholders acquired or may acquire the shares “available to be sold” under our employee and director benefit plans.

Investing in our common stock involves risks. See Risk Factors on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2005

ABOUT THIS PROSPECTUS

     Most of the information about us that you need to know before you invest in the shares of our common stock that may be sold under this prospectus (the “Shares”) is not included, but rather is incorporated by reference, in this prospectus. You should obtain and read the information described under the headings “Documents Incorporated by Reference” and “Where You Can Find More Information” in order to get all of the important information about Midway.

RISK FACTORS

     Investing in our securities involves risks. The most significant factors that make an investment in our securities risky or speculative are discussed (a) under the captions “Item 1. Business—Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K; and (b) in our more recent reports filed with the SEC that are incorporated by reference in this prospectus. These factors, and others that are not presently known to us, may cause our operating results to vary from anticipated results or may materially and adversely affect our business and financial condition. If any of the unfavorable events or circumstances described in the risk factors actually occur, our business may suffer, the trading price of our common stock and other securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.

SELLING STOCKHOLDERS

     This prospectus relates to Shares that are available for reoffers and resales by officers and directors of Midway Games Inc. who have acquired or may acquire Shares under our employee and director benefit plans as described in the table below and in the footnotes to the table, including any anti-dilution adjustment shares. The selling stockholders may resell any or all of their Shares, when issued, subject to vesting conditions in some cases, at any time they choose while this prospectus is effective, but they are not required to sell any Shares.

     An “affiliate” is defined in Rule 405 under the Securities Act of 1933 as a “person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with” us. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

     The information in the table below sets forth, for each selling stockholder, based upon information available to us as of June 13, 2005, the number of shares of our common stock beneficially owned before and after a hypothetical sale of the Shares (assuming the sale by that person of all of his or her Shares) and the percentage of the outstanding shares of common stock beneficially owned before and after the sale of the Shares.

     The column headed “Shares Available to be Sold” represents the maximum number of Shares that could be sold under this prospectus if the holder sold all of his or her Shares and exercised all of his or her options when vested and sold the underlying Shares. The amounts listed under “Shares Available to be Sold” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined from time to time by each selling stockholder in his or her discretion.

	Amount and Nature		Shares		Shares Beneficially
	of Beneficial		Available to		Owned After	Percent of Class (3)
Name and Position(s)	Ownership(1)		be Sold(2)		Offering	Before Offering	After Offering
David F. Zucker, President and Chief Executive Officer	1,326,039	(4)	2,477,589	(4)	20,000	1.5%	*
Thomas E. Powell, Executive Vice President, Chief Financial Officer and Treasurer	65,500		112,500		500	*	*

	Amount and Nature	Shares	Shares Beneficially
	of Beneficial	Available to	Owned After	Percent of Class (3)
Name and Position(s)	Ownership(1)	be Sold(2)	Offering	Before Offering	After Offering
Steven M. Allison, Senior Vice President—Marketing and Chief Marketing Officer	0	63,750	0	0%	0%
Mark S. Beaumont, Senior Vice President—Entertainment	50,000	110,000	0	*	0%
Matthew V. Booty, Senior Vice President—Worldwide Studios	48,625	106,125	0	*	0%
Deborah K. Fulton, Senior Vice President, Secretary and General Counsel	57,631	81,381	0	*	0%
Miguel Iribarren, Vice President— Corporate Communications and Strategic Planning	45,000	80,000	0	*	0%
James R. Boyle, Vice President— Finance, Controller and Assistant Treasurer	15,000	35,000	0	*	0%
William C. Bartholomay, Director	141,983	131,983	10,000	*	*
Ira S. Sheinfeld, Director	116,864	116,864	0	*	0%
Robert N. Waxman, Director	25,000	25,000	0	*	0%

*	Less than 1%

(1)	Shares underlying stock options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days of June 13, 2005. This column includes the following number of shares of common stock underlying stock options calculated in this manner: 1,181,039 for Mr. Zucker; 65,000 for Mr. Powell; 50,000 for Mr. Beaumont; 48,625 for Mr. Booty; 56,461 for Ms. Fulton; 45,000 for Mr. Iribarren; 15,000 for Mr. Boyle; 96,613 for Mr. Bartholomay; 95,063 for Mr. Sheinfeld; and 17,000 for Mr. Waxman.

(2)	Includes all Shares awarded or underlying awards under employee and director benefit plans, whether vested or not, and whether in or out of the money. In connection with our spinoff from WMS Industries Inc. in 1998, the following number of shares of common stock were obtained by the following persons: 683 for Ms. Fulton; 35,370 for Mr. Bartholomay; and 21,801 for Mr. Sheinfeld. This column also includes 125,000 shares issued under a Restricted Stock Agreement between Mr. Zucker and Midway dated as of May 6, 2003, 487 shares obtained by Ms. Fulton under our 1998 Stock Incentive Plan and 8,000 shares held by Mr. Waxman after the exercise of director options. The selling stockholders are not required to sell any of their Shares.

(3)	Percentage calculations are based on 86,928,517 shares of our common stock outstanding as of June 13, 2005.

(4)	This amount includes the shares underlying stock options noted in footnote 1 above and 72,918 shares still subject to restrictions under a Restricted Stock Agreement between Mr. Zucker and Midway dated as of May 6, 2003. The period of restriction on these shares lapses on May 1, 2006 if Mr. Zucker continues to be employed by us on that date. If Mr. Zucker’s employment were terminated by us for “cause” or by Mr. Zucker without “good reason,” as these terms are defined in the Restricted Stock Agreement, then Mr. Zucker would forfeit the shares for which the restrictions had not lapsed.

PLAN OF DISTRIBUTION

     The selling stockholders may sell the common stock only for their own accounts. The Shares are listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, their donees, transferees or other successors in interest may sell or transfer Shares for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to those market prices or at prices otherwise negotiated.

     The selling stockholders may effect transactions by selling Shares to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. None of the selling stockholders, at the date of this prospectus, has any agreement, arrangement or understanding with any broker or dealer to sell any of the Shares. All selling and other expenses incurred by individual selling stockholders will be borne by those selling stockholders.

     Each share of our common stock is sold together with stock purchase rights. These rights are described in a registration statement on Form 8-A/A (File No. 1-12367) which we filed with the SEC on October 16, 2003. See “Documents Incorporated by Reference.”

     We may terminate this offering without notice at any time.

LEGAL MATTERS

     The validity of the Shares has been passed upon by our counsel, Shack Siegel Katz & Flaherty P.C., New York, New York. As of June 14, 2005, shareholders of Shack Siegel Katz & Flaherty P.C. held a total of 1,000 shares of common stock and options to purchase 60,000 shares of common stock.

EXPERTS

     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about us and our common stock, please read the documents incorporated by reference below.

     We incorporate by reference the documents listed below and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

•	our annual report on Form 10-K for the year ended December 31, 2004;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2005;

•	our current reports on Form 8-K filed with the SEC on May 10, 2005, May 11, 2005 and June 7, 2005; and

•	the description of our common stock and accompanying rights contained in our registration statement on Form 8-A/A (File No. 1-12367) filed on October 16, 2003.

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 2704 West Roscoe Street, Chicago, IL 60618 (773) 961-2222, Attention: General Counsel.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed eight registration statements on Form S-8 with the SEC concerning the Shares: File Nos. 333-25757, 333-57583, 333-68373, 333-73451, 333-46618 333-98745, 333-115098 and 333-___(filed on June 15, 2005). This prospectus constitutes a part of each of these registration statements. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC’s Public Reference Room at 100 F St., NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC’s web site is located at: www.sec.gov.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 14th day of June, 2005.

MIDWAY GAMES INC.

By:	/s/ David F. Zucker

David F. Zucker,
Chief Executive Officer

Power of Attorney

     Each person whose signature to this Registration Statement appears below hereby appoints David F. Zucker, Thomas E. Powell and Deborah K. Fulton, and each of them acting singly, as his or her attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title
/s/ David F. Zucker David F. Zucker	June 14, 2005	President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas E. Powell Thomas E. Powell	June 14, 2005	Executive Vice President—Finance, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ James R. Boyle James R. Boyle	June 14, 2005	Vice President—Finance, Controller and Assistant Treasurer (Principal Accounting Officer)

/s/ William C. Bartholomay William C. Bartholomay	June 14, 2005	Director

/s/ Peter C. Brown. Peter C. Brown	June 14, 2005	Director

/s/ Joseph A. Califano, Jr. Joseph A. Califano, Jr.	June 14, 2005	Director

/s/ Kenneth D. Cron Kenneth D. Cron	June 14, 2005	Director

/s/ Shari E. Redstone Shari E. Redstone	June 14, 2005	Director

/s/ Ira S. Sheinfeld Ira S. Sheinfeld	June 14, 2005	Director

/s/ Robert N. Waxman Robert N. Waxman	June 14, 2005	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Certificate of Common Stock, incorporated by reference to the registrant’s registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).

4.2	Amended and Restated Certificate of Incorporation of the registrant dated October 25, 1996, incorporated herein by reference to the Form S-1.

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the registrant dated February 25, 1998, incorporated herein by reference to the registrant’s Registration Statement on Form 8-A/A, Amendment No. 1, filed on April 20, 1998.

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the registrant dated August 5, 2003, incorporated herein by reference to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.5	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Current Report on Form 8-K filed with the SEC on October 15, 2003.

4.6	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the registrant dated February 17, 2004, incorporated herein by reference to the registrant’s Registration Statement on Form S-3, File No. 333-113077, initially filed on February 25, 2004.

4.7	Amended and Restated By-laws of the registrant, incorporated herein by reference to the registrant’s Registration Statement on Form S-3, File No. 333-116334, filed on June 10, 2004.

5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for registrant.

23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).